MANAGED PORTFOLIO SERIES

MULTIPLE CLASS PLAN

Pursuant to Rule-18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), Managed Portfolio Series (the “Trust”) has adopted this Multiple Class Plan (the “Plan”) which sets forth the method for allocating fees and expenses among each class of shares (each a “Class” and collectively, the “Classes”) of certain series of the Trust (the “Funds”) set forth in exhibits hereto.  In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges (“CDSCs”), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933.  The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan.  The exhibits hereto, as may be amended from time to time, list the Funds that have approved the Plan and the classes of such Funds.

SECTION 1.                                Rights and Obligations.  Except as set forth herein, all Classes of shares issued by the Funds shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions.  The only differences among the various Classes of shares relate solely to the following:  (a) each Class may be subject to different Class expenses and sales charges as discussed under Section 3 of this Plan; (b) each Class may bear a different identifying designation; (c) each Class has exclusive voting rights with respect to matters solely affecting such Class; (d) each Class may have different redemption or exchange fees and exchange privileges; and (e) each Class may provide for the automatic conversion of that Class into another Class.

SECTION 2.  Class Arrangements. The class arrangements for each Class shall be as set forth in the applicable exhibit hereto.

SECTION 3.   Allocation of Expenses.

(a)           Class Expenses.  Each Class of shares may be subject to different Class expenses (collectively, “Class Expenses”) consisting of:

1.	Front-end sales charges or CDSCs;

2.	Rule 12b-1 plan distribution fees and shareholder servicing fees, if applicable to a particular Class;

3.	Transfer agency and other recordkeeping costs to the extent allocated to a particular Class;

4.	SEC and blue sky registration fees incurred separately by a particular Class;

5.	Litigation or other legal expenses relating solely to a particular Class;

6.	Printing and postage expenses related to the preparation and distribution of Class specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular Class;

7.	Expenses of administrative personnel and services as required to support the shareholders of a particular Class;

8.	Audit or accounting fees or expenses relating solely to a particular Class;

9.	Trustee fees and expenses incurred as a result of issues relating solely to a particular Class; and

10.
Any other expenses, excluding advisory or custodial fees or other expenses related to the management of a Fund’s assets, subsequently identified that should be properly allocated to a particular Class, which shall be approved by the Trust’s Board of Trustees (the “Board”) and a majority of the trustees of the Board who are not interested trustees (each, a “Disinterested Trustee”).

(b)           Other Expenses.  Except for the Class Expenses discussed above (which will be allocated to the appropriate Class), all expenses incurred by the Fund will be allocated to all Classes of shares on the basis of the net asset value of each Class to the net asset value of the Trust or the Fund, as the case may be.  Excess expenses created by the imposition of an operating expense limit on one or more Classes shall be considered general Fund expenses.

(c)           Waivers and Reimbursements of Expenses.  The Fund’s investment adviser and any provider of services to the Fund may waive or reimburse the expenses of a particular Class or Classes; provided, however, that such waiver shall not result in cross-subsidization between Classes.

SECTION 4.   Allocation of Income.  The Fund will allocate income and realized and unrealized capital gains and losses and appreciation and depreciation based on the relative net assets of each Class of shares.

SECTION 5. Exchange Privileges.  Shareholders of the Fund may participate in an exchange of shares, subject to the Fund’s right to reject any exchange request, in whole or in part, for any reason and without prior notice.  The Fund may decide to restrict purchase and sale activity (including exchanges) in its shares based on various factors, including whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect its performance.  The Fund reserves the right to terminate or modify the exchange privileges of Fund shareholders in the future.  Shares to be exchanged will be redeemed at their next calculated net asset value following receipt of an exchange request in the form of a proper redemption request, as described in the applicable prospectus.  An exchange of shares will be subject to any redemption fee applicable to a redemption of shares.  See the Fund’s current prospectus for more information about share exchanges.

SECTION 6.  Conversions.  Currently, no Class of shares will automatically convert into shares of another Class.  A shareholder of Investor Class shares may request to convert to Institutional Class shares if they are eligible in accordance with the Fund’s current prospectus.  Any implementation of a conversion feature is subject to the continuing availability of a ruling or regulations of the Internal Revenue Service (“IRS”), or of an opinion of counsel or tax adviser, stating that the conversion of one Class of shares to another does not constitute a taxable event under federal income tax law.  The conversion feature may be suspended if such a ruling, regulation or opinion is not available.

SECTION 7.   Board Review. The Board shall review the Plan as it deems necessary.  Prior to any material amendment(s) to the Plan with respect to any of the Fund’s shares, the Board, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole.  In considering whether to approve any proposed amendment(s) to the Plan, the Board shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

SECTION 8.   Effective Date. The Plan shall become effective when initially approved by both the Board and a majority of Disinterested Trustees.

(Originally adopted April 6, 2011; last revised February 25, 2014)

Exhibit A

MULTIPLE CLASS PLAN

MANAGED PORTFOLIO SERIES
Investor Class Shares

This Exhibit to the Multiple Class Plan is hereby adopted by the below-listed portfolios of the Trust pursuant to Section 2.

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
AC ONE China Fund	5.50%	None	0.25%	None	Yes	None	2.00%/60 days
ATAC Inflation Rotation Fund	None	None	0.25%	None	None	None	2.00%/90 days
ATAC Beta Rotation Fund	None	None	0.25%	None	None	None	2.00%/90 days
Bushido Capital Long/Short Fund	4.75%	None	0.25%	0.10%	Yes	None	2.00%/60 days
Consilium Emerging Market Small Cap Fund	None	None	0.25%	None	Yes	None	1.00%/60 days
Cove Street Capital Small Cap Value Fund	None	None	0.25%	None	Yes	None	2.00%/60 days
Great Lakes Bond Fund	3.75%	None	0.25%	None	Yes	Yes	None
Great Lakes Disciplined Equity Fund	5.00%	None	0.25%	None	Yes	Yes	None
Great Lakes Large Cap Value Fund	5.00%	None	0.25%	None	Yes	Yes	None
Great Lakes Small Cap Opportunity Fund	5.00%	None	0.25%	None	Yes	Yes	None
Hilton Yield Plus	None	None	0.25%	0.10%	Yes	None	2.00%/60 days
New Path Tactical Allocation Fund	5.00%	None	0.25%	None	Yes	None	1.00%/30 days
Nuance Concentrated Value Fund	5.75%	None(1)	0.25%	0.15%	Yes	None	None
Nuance Mid Cap Value Fund	5.75%	None(1)	0.25%	0.15%	Yes	None	None
Reinhart Mid Cap Private Market Value Fund	None	None	0.25%	None	None	None	None
Smith Group Large Cap Core Growth Fund	None	None	0.25%	None	Yes	Yes	None
Smith Group Small Cap Focused Growth Fund	None	None	0.25%	None	Yes	Yes	None
Tortoise MLP & Pipeline Fund	5.75%	None(1)	0.25%	None	Yes	Yes	None
Tortoise North American Energy Independence Fund	5.75%	None(1)	0.25%	None	Yes	Yes	None
Tortoise Select Opportunity Fund	5.75%	None(1)	0.25%	None	Yes	Yes	None
(1)
No sales charge is payable at the time of purchase on investments of $1 million or more, although the Fund may impose a Contingent Deferred Sales Charge (“CDSC”) of 1.00% on certain redemptions of those investments made within 12 months of the purchase.  If imposed, the CDSC will be assessed on an amount equal to the lesser of the shareholder’s initial investment or the value of the shareholder’s investment at redemption.

Exhibit B

MULTIPLE CLASS PLAN

MANAGED PORTFOLIO SERIES
Institutional Class Shares

This Exhibit to the Multiple Class Plan is hereby adopted by the below-listed portfolios of the Trust pursuant to Section 2.

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
AC ONE China Fund	None	None	None	None	None	None	2.000%/60 days
Advantus Strategic Dividend Income Fund	None	None	None	None	None	None	None
Bushido Capital Long/Short Fund	None	None	None	None	None	None	1.00%/180 days
Coho Relative Value Equity Fund	None	None	None	None	None	None	2.00%/60 days
Consilium Emerging Market Small Cap Fund	None	None	None	None	None	None	1.00%/60 days
Cove Street Capital Small Cap Value Fund	None	None	None	None	None	None	2.00%/60 days
Great Lakes Bond Fund	None	None	None	None	None	Yes	None
Great Lakes Disciplined Equity Fund	None	None	None	None	None	Yes	None
Great Lakes Large Cap Value Fund	None	None	None	None	None	Yes	None
Great Lakes Small Cap Opportunity Fund	None	None	None	None	None	Yes	None
Hilton Yield Plus Fund	None	None	None	None	None	None	2.00%/60 days
LK Balanced Fund	None	None	None	None	None	None	None
New Path Tactical Allocation Fund	None	None	None	None	None	None	1.00%/30 days
Nuance Concentrated Value Fund	None	None	None	0.15%	None	None	None
Nuance Mid Cap Value Fund	None	None	None	0.15%	None	None	None
Port Street Quality Growth Fund	None	None	None	0.10%	None	None	None
Smith Group Large Cap Core Growth Fund	None	None	None	None	None	Yes	None
Smith Group Small Cap Focused Growth Fund	None	None	None	None	None	Yes	None
Tortoise MLP & Pipeline Fund	None	None	None	None	None	Yes	None
Tortoise North American Energy Independence Fund	None	None	None	None	None	Yes	None
Tortoise Select Opportunity Fund	None	None	None	None	None	Yes	None

Exhibit C

MULTIPLE CLASS PLAN

MANAGED PORTFOLIO SERIES
Advisor Class Shares

This Exhibit to the Multiple Class Plan is hereby adopted by the below-listed portfolios of the Trust pursuant to Section 2.

Separate Arrangements

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Coho Relative Value Equity Fund	None	None	None	0.15%	None	None	2.00%/60 days
Reinhart Mid Cap Private Market Value Fund	None	None	None	None	None	None	None

Exhibit D

MULTIPLE CLASS PLAN

MANAGED PORTFOLIO SERIES
Class C Shares

This Exhibit to the Multiple Class Plan is hereby adopted by the below-listed portfolios of the Trust pursuant to Section 2.

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Tortoise MLP & Pipeline Fund	None(1)	1%/12 months	1.00%	None	None	Yes	None
Tortoise North American Energy Independence Fund	None(1)	1%/12 months	1.00%	None	None	Yes	None
Tortoise Select Opportunity Fund	None(1)	1%/12 months	1.00%	None	None	Yes	None
(1)
No front-end sales charge is payable by a shareholder at the time of purchase, although the Distributor advances broker-dealers the first year distribution and services fee at a rate of 1.00% on investments in C Class Shares.  As a result, the Fund imposes a CDSC of 1.00% on redemptions of investments made within 12 months of purchase. The CDSC is assessed on an amount equal to the lesser of the shareholder’s initial investment or the value of the shareholder’s investment at redemption.  The first years’ Rule 12b-1 distribution fee is retained by the Distributor as reimbursement for the amount advanced.  After the first year, broker-dealers will receive ongoing 12b-1 fees associated with their clients’ investments.

Exhibit E

MULTIPLE CLASS PLAN

MANAGED PORTFOLIO SERIES
Class I Shares

This Exhibit to the Multiple Class Plan is hereby adopted by the below-listed portfolios of the Trust pursuant to Section 2.

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Tortoise VIP MLP & Pipeline Portfolio	None	None	None	None	None	Yes	None

Exhibit F

MULTIPLE CLASS PLAN

MANAGED PORTFOLIO SERIES
Class II Shares

This Exhibit to the Multiple Class Plan is hereby adopted by the below-listed portfolios of the Trust pursuant to Section 2.

Fund	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Tortoise VIP MLP & Pipeline Portfolio	None	None	0.25%	0.15%	None	Yes	None